[FOURTH] AMENDMENT
                                     TO THE
                              DEL WEBB CORPORATION
                             SUPPLEMENTAL EXECUTIVE
                              RETIREMENT PLAN NO. 2


         The Del Webb Corporation Supplemental Executive Retirement Plan No. 2 (the "Plan"), which was originally effective as of January 1, 1989, and was restated effective as of April 20, 1993, and was amended June 26, 1996, is hereby further amended as follows:

         1. Section 3.4(b) of the Plan is hereby amended to read as follows:

                  3.4(b) DISABILITY. "Disability" means a Participant's incapacity due to physical or mental illness which results in
                  (i) the Participant's absence from his or her duties with the Employer on a full-time basis for six (6) months or more and
                  (ii) approval of the Participant for long-term disability payments under the Employer's long-term disability plan.

         2. The first paragraph of Section 4.3 of the Plan is hereby amended to read as follows:

                  4.3 EARLY RETIREMENT. If a Participant retires on or after his Early Retirement Date but before his Normal Retirement Date, the Employer shall pay the Participant the Normal Retirement Benefit under 4.2 accrued to the date of termination as follows:

         3. The first paragraph of Section 4.6(a) of the Plan is hereby amended as follows:

                           (a) AMOUNT. In the event that, within thirty-six (36)
                  months after a Change in Control of the Employer, the Participant terminates employment for Good Reason (as defined in Section 4.6(c) of the Plan), or the Participant's employment with the Employer is terminated by the Employer for reasons other than death, Disability, Retirement, or for Cause, the Employer shall pay the Participant the Normal Retirement Benefits under Section 4.2 as follows:

         4. Section 4.6(c) (iii) of the Plan is hereby amended to read as follows:

                  (iii) The failure by the Employer to continue in effect any thrift, incentive or compensation plan, or any pension, life insurance, health and accident or disability plan (including the Plan), in which the Participant is participating at
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                  the time of a Change  in  Control  of the  Employer  (or plans providing  substantially similar benefits),  the taking of any
                  action  by  the   Employer   which  would   adversely   affect
                  participation in or materially reduce benefits under any of such plans or deprive the Participant of any material fringe benefit enjoyed at the time of the Change in Control, or the failure by the Employer to provide the Participant with the number of paid vacation days to which he is then entitled on the basis of years of service with the Employer in accordance with the Employer's normal vacation policy in effect on the date hereof;

         5. Section 4.6(d) of the Plan is hereby amended by deleting subparagraphs (ii) and (iii) and inserting the following as a new subparagraph
(ii):

                  The Participant's conviction of a felony or crime involving morale turpitude (meaning a crime that necessarily includes the commission of an act of gross depravity, dishonesty or bad morals); provided that, after the occurrence of a Potential Change in Control, but prior to a Change in Control, Cause shall also include willful and gross misconduct that is materially and demonstratively detrimental to the company.

         6.       Section 8.1 of the Plan is hereby amended to read as follows:

                  8.1 RIGHT TO TERMINATE OR AMEND. The Board may, in its sole discretion, terminate the Plan at any time. The Board may amend the Plan at any time or from time to time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination or amendment shall adversely affect the benefits of Participants which have accrued prior to or as a result of such action (including termination as described in Section 4.6(a) of the Plan, following a Change in Control), the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died.

         7.       Section 9.6 of the Plan is hereby amended as follows:

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.
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         Except as otherwise  provided  above,  the  provisions  of the Plan, as amended herein, shall continue in full force and effect.

                                            DEL WEBB CORPORATION



                                            By:/s/ Robertson C. Jones
                                               ---------------------------------
                                            Its: Senior Vice President
                                               ---------------------------------
                                            Dated:  March 10, 1999
                                               ---------------------------------